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                                                               Exhibit 99(14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 30, 2008, relating to the financial statements and financial highlights of Seligman Emerging Markets Fund, Seligman International Growth Fund and Seligman Global Growth Fund, portfolios comprising Seligman Global Fund Series, Inc. appearing in the Annual Report on Form N-CSR of Seligman Global Fund Series, Inc. for the year ended October 31, 2008.

DELOITTE & TOUCHE LLP

New York, New York

April 13, 2009